Exhibit 99.1

MTECH ACQUISITION CORP. CLASS A COMMON STOCK AND WARRANTS TO COMMENCE
TRADING SEPARATELY ON FEBRUARY 21, 2018

NEW YORK, NY, February 16, 2018 – MTech Acquisition Corp. (the “Company”) (NASDAQ: MTECU) today announced that the holders of the Company’s units may elect to separately trade the Class A common stock and warrants underlying the units commencing on February 21, 2018.  Those units that are not separated will continue to trade on the NASDAQ Capital Market under the symbol “MTECU” and the Class A common stock and the warrants are expected to trade under the symbols “MTEC” and “MTECW,” respectively.

The units were initially offered by the Company in an underwritten offering.  EarlyBirdCapital, Inc. acted as sole book-running manager of the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on January 29, 2018.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York NY 10017.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Tahira Rehmatullah

Chief Financial Officer

MTech Acquisition Corp.

tahira@mtechacquisitioncorp.com